SUB-ITEM 77Q3

AIM Independence 2030 Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending: 6/30/2009
File number: 811-2699
Series No.:  21



74U.  1 Number of shares outstanding (000's Omitted)
        Class A                      721
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                      279
        Class C                      217
        Class R                      408
        Class Y                        9
        Institutional Class            1


74V.  1 Net asset value per share (to nearest cent)
        Class A                     6.86
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                     6.81
        Class C                     6.81
        Class R                     6.83
        Class Y                     6.87
        Institutional Class         6.87